EXHIBIT 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-62361) of Metals USA, Inc. of our report dated June 12, 2000 relating to the financial statements of the Metals USA, Inc. 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Hartford, Connecticut
June 26, 2000